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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to section 13 or 15(d) of
                       the Securities Exchange Act of 1934




              Date of Report     (Date of earliest event reported)
            September 30, 1996         (September 17, 1996)




                              UTILICORP UNITED INC.
                              ---------------------
               (Exact name of registrant as specified in charter)





Delaware                           1-3562                        44-0541877
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(State or other                    (Commission                   (IRS Employer
jurisdiction of                    File Number)                  Identification
incorporation)                                                   No.)



3000 Commerce Tower, 911 Main, Kansas City, Missouri                   64105
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number including area code                (816) 421-6600

(Former name of former address, if changed since last report)    Not Applicable
                                                                 --------------


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ITEM 5. OTHER EVENTS.

     On September 17, 1996, Kansas City Power & Light Company (KCPL) terminated the Amended and Restated Agreement and Plan of Merger (the Agreement) among KCPL, KC Merger Sub, Inc., UtiliCorp United Inc. (UtiliCorp), and KC United Corp., which would have provided for the merger of UtiliCorp and KCPL.

     Under the terms of the Agreement, KCPL or UtiliCorp can terminate the Agreement prior to the closing date; and, depending on the reasons for termination, a fee may be payable to one of the parties to the Agreement. Since KCPL's shareholders' did not approve the merger, KCPL is required to pay UtiliCorp $5 million. UtiliCorp received this termination payment on September 19, 1996. In connection with the Agreement termination, UtiliCorp anticipates it will write-off approximately $10.0 million (pre-tax), net of termination fee payment, of deferred merger costs against third quarter earnings.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UtiliCorp United Inc.



By: /s/ Terry G. Westbrook
   -----------------------
Terry G. Westbrook
Chief Financial Officer

Date: September 30, 1996